UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2020 (March 16, 2020)

CoJax Oil and Gas Corporation

(Exact name of registrant as specified in its charter)

Virginia	333-232845	46-1892622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Jeffrey J. Guzy, Chief Financial Officer

3033 Wilson Boulevard, Suite E-605

Arlington, Virginia 22201

(703) 216-8606

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2020, CoJax Oil and Gas Corporation, a Virginia corporation, (“Company”) appointed Wm. Barrett Wellman as the Company’s Chief Financial Officer.

Company signed an employment agreement for Mr. Wellman services as Chief Financial Officer on March 16,  2020.  Under the employment agreement: (1) the term of the employment agreement is 3 years; (2) a base annual salary of $100,000 payable semi-annually in equal installments, but the base salary can either be paid in total when Company is adequately funded or, alternatively,  the accrued unpaid base salary can be converted into shares of the Company’s Common Stock at the lower conversion price of the initial public offering price of $2.00 or current market price at time of conversion by Mr. Wellman;  (3) Mr. Wellman is eligible for an ad hoc performance bonus if and in an amount approved by the disinterested directors; (4) Mr. Wellman may participate in any incentive compensation and other benefit plans to the extent that he is eligible to do so; (5) continuation of Mr. Wellman’s benefits under Company’s health insurance and other benefit plans for 24 months after any termination of his employment for good reason (as defined in the employment agreement); (6) imposes confidentiality and non-recruitment of Company employees obligations on Mr. Wellman for one year after end of employment, and (7) the employment agreement provides for the Company to terminate Mr. Wellman’s employment for cause (as defined in the employment agreement) and for Mr. Wellman to terminate the employment agreement for ”good reason” (as defined in the employment agreement).

Mr. Wellman’s unpaid base salary is deferred if unpaid at time due.

If Mr. Wellman terminates the employment for good reason, then he would be entitled to: A cash payment, payable in equal installments over a six (6) month period after Mr. Wellman’s termination of employment, equal to the sum of the following:

-Base Annual Salary. Subject to the payment of the following sums subject to not causing the insolvency of the Company, the equivalent of the greater of (i) twenty-four (24) months of Mr. Wellman’s then-current base salary or (ii) the remainder of the term of the employment agreement (the "Severance Period"); plus

-Earned but Unpaid Amounts. Any previously earned but unpaid salary through Mr. Wellman’s final date of employment Mr. Wellman’s termination of employment.

The employment agreement also provides the following indemnification to Mr. Wellman:   The Company shall indemnify and save harmless Mr. Wellman for any liability incurred by reason of any act or omission performed by Mr. Wellman while acting in good faith on behalf of the Company and within the scope of the authority of his pursuant to the employment agreement and to the fullest extent provided under the Company Bylaws, the Company Articles of Incorporation and the Stock Corporation Act of Virginia, except that Mr. Wellman must have in good faith believed that such action was in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.  No indemnification barred by regulations or policies of the Securities and Exchange Commission (“SEC”) or in clear violation of public policy will be permitted under the employment agreement.

Mr. Wellman is a 20 year+ business associate of Mr. Jeffrey J. Guzy, the Company’s Chief Executive Officer and director.

The foregoing summary of the employment agreement is qualified in its entirety by reference to the employment agreement as attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT INDEX

Exhibit NumberDescription of Exhibit

10.1Employment Agreement by CoJax Oil and Gas Corporation and Wm. Barrett Wellman, as Chief Financial Officer, dated March 16, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COJAX OIL AND GAS CORPORATION

Date: March 23, 2020	By:	/s/ Jeffrey J. Guzy

Jeffrey J. Guzy, Chief Financial Officer

EXHIBIT INDEX

Exhibit NumberDescription of Exhibit

10.1Employment Agreement by CoJax Oil and Gas Corporation and Wm. Barrett Wellman, as Chief Financial Officer, dated March 16, 2020